UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 26, 2006

Armor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13386 International Parkway, Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (904) 741-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously disclosed, Armor Holdings, Inc. (‘‘AHI’’) is voluntarily cooperating with a request for documents and data received from the U.S. Department of Justice (the ‘‘DOJ’’), which is reviewing the use of Zylon® ballistic fiber by the entire body armor industry, and a subpoena served by the U.S. General Services Administration for information relating to Zylon®. At a March 21, 2006 meeting, the DOJ proposed to enter into an agreement with AHI to toll the statute of limitations with regard to possible civil claims that the United States could assert against AHI with respect to certain body armor made by us which included Zylon®. As AHI previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2006, we entered into such a tolling agreement with the DOJ on March 27, 2006, which tolled the statute of limitations with respect to such possible claims for the period from March 21, 2006 through September 30, 2006. On September 26, 2006, we entered into an amendment to this tolling agreement with the DOJ that extends the period of the tolling agreement through January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

ARMOR HOLDINGS, INC.
By:	/s/ Glenn J. Heiar
Name: Glenn J. Heiar
Title: Chief Financial Officer